Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and American Stock Exchanges

N E W S

Vista Gold Corp. Announces Initial Drill Results and Studies Underway at its Awak Mas Gold Project, Indonesia

Denver, Colorado September 20, 2006 - Vista Gold Corp. (TSX & AMEX: VGZ) is pleased to announce initial results from a drill program underway at its Awak Mas project in South Sulawesi, Indonesia. The Corporation is conducting a diamond core drilling program totaling approximately 2,600 meters in 12-13 holes. Nine of the holes are located near the edge of the existing resource where previous drilling was too wide-spaced to calculate measured or indicated resources for the mineralization in the area. Three additional holes are being drilled approximately 750 meters to the west in a higher grade portion of the deposit where existing drill density is too widely-spaced to allow adequate modeling of the deposit.

The drilling program began May 31, 2006, and is continuing under the overall supervision of Howard Harlan, CPG, R.G., Vista’s Vice President of Business Development. Mr. Harlan is a qualified person for the purposes of Canadian National Instrument 43-101. The current core drilling program is being conducted by R&B Drilling of Jakarta, Indonesia, and the assaying is being done by Intertek Laboratories of Jakarta, Indonesia, which holds ISO 17025 accreditation. All holes were angle holes drilled to attempt to intersect mineralization at right angles to thickness. Sampling and assaying methods are being conducted in accordance with Canadian National Instrument 43-101 best practices. All samples taken were one meter in length.

At present, nine holes have been completed on the eastern edge of the Lematik deposit and assay results have been received for the first seven holes. The assays include the following highlights:

	Interval	Thickness	Assay in opt	Including	Thickness	Assay in opt
Drill Hole	(m)	(m)	(and g/t)	(m)	(m)	(and g/t)
RTD - 01	21 - 33	12	0.055 (1.90)
	69 - 73	4	0.092 (3.16)
	90 - 172	82	0.057 (1.95)
				90 - 144	54	0.067 (2.31)
	182 - 200	18	0.051 (1.74)
				191 - 200	9	0.070 (2.41)
RTD - 02	60 - 68	8	0.172 (5.88)
	139 - 153	14	0.034 (1.18)	145 - 150	5	0.060 (2.05)
	172 - 190	18	0.069 (2.35)	179 - 188	9	0.125 (4.27)
RTD - 03	5-19	14	0.063 (2.17)
	51-56	5	0.056 (1.93)
	89-105	16	0.088 (3.03)
	129 - 132	3	0.094 (3.22)
	138 - 177	39	0.041 (1.42)	164 - 177	13	0.067 (2.30)
RTD - 04	54 - 102	48	0.039 (1.32)
	118 - 182	64	0.057 (1.97)

RTD - 05	105 -112	7	0.107 (3.68)
	159 - 165	6	0.157 (5.39)
	178 - 202	24	0.111 (3.79)	178 - 196	18	0.139 (4.75)
	210 - 230	20	0.053 (1.80)
RTD - 06	45 - 54	9	0.081 (2.77)
	63 - 68	5	0.213 (7.29)
	127 - 139	12	0.060 (2.06)
	157 - 191	34	0.046 (1.59)
RTD - 07	21 - 39	18	0.093 (3.20)	27 - 35	8	0.173 (5.92)
	115 - 152	37	0.087 (2.97)	129 - 152	23	0.107 (3.66)
	171 - 195	24	0.047 (1.60)
	204 - 217	13	0.084 (2.87)

Also, as previously reported by the Corporation in press releases dated April 18, 2005, and November 2, 2004, a resource analysis prepared in October 2004 by RSG Global Pty Ltd of West Perth, Australia, an independent consulting firm, using industry standard methodology and software, in accordance with Canadian National Instrument 43-101 guidelines under the supervision of Brett Gossage, a qualified person, showed the known deposit, at a reported cutoff grade of 0.5 grams gold per tonne, to contain measured resources of 16,865,000 short tons at a grade of 0.034 ounces per ton containing 583,000 gold ounces1), indicated resources of 35,750,000 short tons at a grade of 0.030 ounces per ton containing 1,072,000 gold ounces1) and inferred resources of 8,250,000 short tons at a grade of 0.032 ounces per ton containing 259,000 gold ounces2). There are no known environmental, permitting, legal or other issues that could materially impact this estimate.

Based on subsequent field work and a re-interpretation of the ore zones, Vista decided to undertake a new resource estimate. This work is now underway with Ore Reserve Engineering of Lakewood Colorado, an independent consulting firm, under the direction of Alan Noble, a qualified person, in accordance with Canadian National Instrument 43-101. The resource analysis will include the results of 85,030 assay intervals from 814 core and reverse circulation drill holes done by Battle Mountain Gold, Lone Star and Masmindo from 1991 through 1997 with assaying by Inchcape Testing Services, as well as the information gathered in the current drill program.

Vista has also contracted with M.W.H. Global to conduct additional geotechnical studies of slope stability in the area of the proposed open pit to support more detailed modeling of a pit to mine the drilled resource. This information and other technical parameters will be used in a feasibility study in 2007 of a potential mine development of Awak Mas.

Mike Richings, President and CEO, commented, “We are pleased with the results from these drill holes, as they confirm the continuity of the mineralization and are substantially higher grade than the estimated average grade of the measured and indicated resources. We also note that the work undertaken on the project by its employees and contractors is being completed with a high level of competence and efficiency. We are also pleased with the cooperation of Indonesian authorities in advancing this potentially attractive new development project.”

Vista Gold Corp., based in Littleton, Colorado, evaluates and acquires gold projects with defined gold resources. Additional exploration and technical studies are undertaken to maximize the value of the projects for eventual development. The Corporation’s holdings include the Maverick Springs, Mountain View, Hasbrouck, Three Hills, Wildcat projects, the F.W. Lewis, Inc. properties and the Hycroft mine, all in Nevada, the Long Valley project in California, the Yellow Pine project in Idaho, the Paredones Amarillos and Guadalupe de Los Reyes projects in Mexico, the Amayapampa project in Bolivia, the Awak Mas project in Indonesia, and the Mt. Todd project in Australia.

1)   Cautionary Note to U.S. Investors concerning estimates of Measured Resources and Indicated Resources: This press release uses the terms “measured resources” and “indicated resources”. We advise U.S. investors that while these terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

2)   Cautionary Note to U.S. Investors concerning estimates of Inferred Resources: This press release uses the term “inferred resources”. We advise U.S. investors that while this term is recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize it. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or other economic study. U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

The statements that are not historical facts are forward-looking statements involving known and unknown risks and uncertainties that could cause actual results to vary materially from targeted results. Such risks and uncertainties include those described from time to time in the Corporation’s periodic reports, including its latest annual report on Form 10-K and quarterly report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission. The Corporation assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Greg Marlier at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.